EXHIBIT 10.1

OREXIGEN THERAPEUTICS, INC.

EXCHANGE AGREEMENT

___________ ___, 2017

[Name of Holder] (the “Holder”) enters into this Exchange Agreement (the “Agreement”) with Orexigen Therapeutics, Inc., a Delaware corporation (the “Company”) as of the date first written above whereby the Holder will exchange (the “Exchange”) the Outstanding Notes (as defined below) for shares of the Company’s common stock, par value $0.001 (the “Common Stock”).

On and subject to the terms hereof, the parties hereto agree as follows:

Article I
Exchange of Outstanding Notes for Common Stock

Section 1.1 Exchange. Upon and subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Holder shall deliver to the Company the following aggregate principal amount of the Company’s outstanding [2.75% Convertible Senior Notes due 2020] [2.75% Convertible Exchange Senior Notes due 2020] (such notes, the “Outstanding Notes”), and in exchange therefor, the Company shall issue to the Holder the following aggregate number of shares of Common Stock:

Principal Amount of Outstanding Notes to be Exchanged:	[$______________________________] (the “Exchanged Notes”)
Aggregate number of shares of Common Stock to be issued in the Exchange:	[_______________________________] (the “Shares”)

Section 1.2 Closing. The closing of the Exchange (the “Closing”) shall occur on _______ __, 2017 (the “Closing Date”). At the Closing, (a) the Holder shall deliver to the Company all right, title and interest in and to Holder’s Exchanged Notes free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes, free and clear of any Liens and (b) the Company shall deliver to Holder, all of the Shares set forth above; provided, that the parties acknowledge that the delivery of the Shares to the Holder may be delayed due to procedures required by The Depository Trust Company and/or the NASDAQ Global Market (including the procedures  regarding the listing of the Conversion Shares (as defined below) on such exchange) or other events beyond the Company’s control and that such delay will not be deemed to constitute a default under this Agreement so long as (i) the Company is using its reasonable best efforts to effect the issuance of the Shares and (ii) such delay is no longer than five business days.  For the avoidance of doubt, in the event of any delay in the Closing pursuant to the prior sentence the Holder shall not be required to deliver the Exchanged Notes until the Closing occurs.  The Company may at any time (whether before, simultaneously with or after the Closing)

issue Common Stock to one or more other holders of Outstanding Notes or to other investors.  The cancellation of the Exchanged Notes and the delivery of the Shares shall be effected via DWAC (or other book-entry procedures) pursuant to the instructions to be provided by the Company (in the case of the Outstanding Notes) and by the Holder (in the case of the Shares) after execution of the Agreement.

Article II
Covenants, Representations and Warranties of the Holder

The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Power and Authorization. The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Holder’s organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or its respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the applicable Holder, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not affect the Holder’s ability to consummate the Exchange in any material respect.

Section 2.3 Title to the Exchanged Notes. (a) The Holder is the sole legal and beneficial owner of the Exchanged Notes; (b) the Holder has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker); (c) the Holder has not, in whole or in part, except as described in the preceding clause (b), (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights in its Exchanged Notes or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes; and (d) upon the Holder’s delivery of its Exchanged Notes to the Company pursuant to the Exchange, such Exchanged Notes shall be free and clear of all Liens created by the Holder or any other person acting for the Holder.

Section 2.4 Accredited Investor and Qualified Institutional Buyer. The Holder is both: (a) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) and (8) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)

and (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. Holder is acquiring the Shares solely for its own respective account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares in a manner that would violate the registration requirements of the Securities Act.

Section 2.5 No Affiliates. The Holder is not, and has not been during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To the Holder’s knowledge, Holder did not acquire any of the Exchanged Notes, directly or indirectly, from an Affiliate of the Company. Holder and its Affiliates collectively beneficially owns and will beneficially own as of the Closing Date (but without giving effect to the Exchange) (i) less than 5% of the outstanding Common Stock and (ii) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”).  The Holder is not a subsidiary, affiliate or, to its knowledge, otherwise closely-related to any director or officer of the Company or beneficial owner of 5% or more of the outstanding Common Stock or Voting Power (each such director, officer or beneficial owner, a “Related Party”). To its knowledge, no Related Party beneficially owns 5% or more of the outstanding voting equity, or votes entitled to be cast by the outstanding voting equity, of the Holder.

Section 2.6 No Illegal Transactions. The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party (other than to its legal and other representatives) any information regarding the Exchange or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Holder was first contacted by the Company or any other person regarding the Exchange, this Agreement or an investment in the Common Stock or the Company.  The Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will disclose to a third party any information regarding the Exchange or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed.  The Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will deliver the Shares to close out or repay the borrow associated with any Short Sale executed by it, except in compliance with applicable law.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.  Solely for purposes of this Section 2.6, subject to the Holder’s compliance with its obligations under the U.S. federal securities laws and the Holder’s internal policies, “Holder” shall not be deemed to include any employees, subsidiaries or affiliates of the Holder that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Holder's legal or compliance department (and thus have not been privy to any information concerning the Exchange).

Section 2.7 Adequate Information; No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Holder has had a full opportunity to ask questions of and receive answers from the officers of the Company concerning the Company,  its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) the Holder, together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the Exchange, and that such Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, and that such Holder is capable of sustaining any loss resulting therefrom without material injury, (d) the Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Common Stock or made any finding or determination concerning the fairness or advisability of this investment, (e) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement, (f) no statement or written material contrary to this Agreement has been made or given to the Holder by or on behalf of the Company and (g) the Holder is able to fend for itself in the Exchange, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.

The Holder specifically understands and acknowledges that, on the date of this Agreement and on any the Closing Date, the Company may have in its possession non-public information that could be material to the market price of the Outstanding Notes and/or the Common Stock. The Holder hereby represents and warrants that, in entering into this Agreement and consummating the transactions contemplated hereby, it does not require the disclosure of such non-public information to it by the Company in order to make an investment in the Common Stock or a disposition of the Outstanding Notes, and hereby waives all present or future claims arising out of or relating to the Company’s failure to disclose such non-public information to the Holder.

The Holder also specifically acknowledges that the Company would not enter into this Agreement or any related documents in the absence of such Holder’s representations and acknowledgments set out in this Agreement, and that this Agreement, including such representations and acknowledgments, is a fundamental inducement to the Company, and a substantial portion of the consideration provided by such Holder, in this transaction, and that the Company would not enter into this transaction but for this inducement.

The Holder understands that the tax consequences of the Exchange will depend in part on its own tax circumstances. The Holder acknowledges that it must consult its own tax adviser about the federal, foreign, state and local tax consequences peculiar to its circumstances.

The Holder agrees that it will, upon request, execute and deliver any additional documents reasonably deemed by the Company, the trustee for the Outstanding Notes or the transfer agent to be necessary or desirable to complete the Exchange.

Section 2.8 Tax Reporting. On or prior to the Closing Date, the Holder shall deliver to the Company completed IRS Forms W-9 or W-8, as applicable.

Article III
Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holder, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1 Power and Authorization. The Company has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange. No material consent, approval, order or authorization of, or material registration, declaration or filing with any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the consummation by the Company of the Exchange, except as may be required under any state or federal securities laws or that may be obtained after the Closing without penalty.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) or (c), where such violations, conflicts, breaches or defaults would not affect the Company’s business or its ability to consummate the Exchange in any material respect.

Section 3.3 Valid Issuance of the Common Stock. The Shares (a) are duly authorized and, upon their issuance pursuant to the Exchange against delivery of the Exchanged Notes, will be validly issued, fully paid and non-assessable, (b) will not, at the applicable Closing at which such Shares are issued, be subject to any preemptive, participation, rights of first refusal or other similar rights, and (c) assuming the accuracy of the Holder’s representations and warranties hereunder, (i) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, and (ii) will, at the applicable Closing at which such Shares are issued, be free of any restrictions on resale by such Holder pursuant to Rule 144 promulgated under the Securities Act.

Section 3.5 Listing Approval. When issued in the Exchange, the Shares shall be listed on each national securities exchange on which the Common Stock is then listed.

Section 3.6 Disclosure. On or before the fourth business day following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K under Item 3.02.  Without the prior written consent of the Holder, the Company shall not disclose the name of the Holder in such filing or any other public disclosure or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process.

Section 3.7 No Litigation.  There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the transaction contemplated hereby.

Article IV
Miscellaneous

Section 4.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires.  References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.3 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

OREXIGEN THERAPEUTICS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

[NAME OF HOLDER]

By:
Name:
Title: